Exhibit 5.1

August 16, 2012

MagneGas Corporation
150 Rainville Road
Tarpon Springs, FL 34689

Ladies and Gentlemen:

We are acting as counsel for MagneGas Corporation, a Delaware company (the “Company”), in connection with the Registration Statement on Form S-1 (File No. 333-181775), which was declared effective by the Securities and Exchange Commission (the "Commission") on August 15, 2012  (the “Original Registration Statement”) relating to the registration under the Securities Act of 1933, as amended (the “Act”), of: (a) the issuance and sale by the Company of 2,106,250 shares of common stock of the Company, par value $0.001 per share (including shares subject to the underwriters’ over-allotment option) (“Common Stock”) in connection with the offering described in the Original Registration Statement (“Original Company Shares”), and (b) the sale by the parties listed as selling stockholders in the Original Registration Statement (“Selling Stockholders”) of 625,000 shares of Common Stock of the Company (including shares subject to the underwriters’ over-allotment option) in the offering described in the Original Registration Statement (the “Original Selling Stockholders Shares”).  We are also acting as counsel for the Company in connection with the Company's filing of a Registration Statement on Form S-1 (the "Additional Registration Statement") relating to the registration under the Act of: (a) the issuance and sale by the Company of an additional 421,250 shares of Common Stock (including shares subject to the underwriters’ over-allotment option) (“Additional Company Shares” and together with the Original Company Shares, the "Company Shares") and (b) the sale by the Selling Stockholders of an additional 125,000 shares of Common Stock of the Company (including shares subject to the underwriters’ over-allotment option) (“Additional Selling Stockholders Shares” and together with the Original Selling Stockholders Shares, the "Selling Stockholder Shares" ), pursuant to Rule 462(b) of the Act.

We have reviewed and are familiar with the Original Registration Statement, the Additional Registration Statement, such documents, certificates, corporate proceedings and other materials, and have reviewed such questions of law, as we have considered relevant or necessary as a basis for this opinion. Based upon the foregoing, we are of the opinion that: (a) the Company Shares, including the Additional Company Shares, have been duly authorized, and when the Company Shares, including the Additional Company Shares, have been issued and sold by the Company in the manner anticipated in the underwriting agreement in the form filed with the Commission as an exhibit to the Original Registration Statement, such Company Shares will be duly authorized, validly issued, fully paid and non-assessable; and (b) the Selling Stockholders Shares, including the Additional Selling Stockholders Shares, are duly authorized, validly issued, fully paid, and non-assessable.

In rendering this opinion, we have assumed (i) the genuineness of all signatures, (ii) the legal capacity of natural persons, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and (v) the authenticity of the originals of such latter documents.

No opinion is expressed herein as to any laws other than the State of Delaware of the United States. This opinion opines upon Delaware law, including the statutory provisions, all applicable provisions of the statutes and reported judicial decisions interpreting those laws.

We hereby consent to the filing of this opinion as an exhibit to the Additional Registration Statement and to the reference to our firm under the caption “Legal Matters” included in the Original Registration Statement and the related Prospectus.  In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

This opinion is furnished to you in connection with the filing of the Additional Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.  This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein.  This opinion speaks only as of the date the Additional Registration Statement becomes effective under the Act and we assume no obligation to revise or supplement this opinion thereafter.

Very truly yours,

ANSLOW & JACLIN, LLP

By:	/s/ Anslow & Jaclin, LLP
ANSLOW & JACLIN, LLP